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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Members of Danka Business Systems PLC:

We consent to incorporation by reference in the registration statements (Nos. 33-75468 and 33-75474 on Form S-8, and (Nos. 33-95898 and 33-94596) on Form S-3
of Danka Business Systems PLC of our report dated June 3, 1996, relating to the consolidated balance sheets of Danka Business Systems PLC and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996, and related schedules, which report appears in the March 31, 1996 annual report on Form 10-K of Danka Business Systems PLC.




                                                           KPMG
                                                           Chartered Accountants
                                                             Registered Auditors
June 24, 1996                                                     London England





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